Supplement                                  Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated May 20, 2004)                   Registration No. 333-114774

                            BRANDPARTNERS GROUP, INC.

                20,782,923 Shares of Common Stock $.01 Par Value

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      This prospectus supplement supplements the prospectus dated May 20, 2004 relating to the resale by certain of our securityholders of shares of our common stock and shares of our common stock issuable upon exercise of certain options or warrants. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

The information appearing under the heading "Selling Shareholders" in the prospectus is hereby amended by the addition or substitution, as applicable, of the following.

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Name of Selling            Number of Shares          Number of Shares      Common Stock Beneficially
Securityholder             of Common Stock           of Common Stock       Owned After Offering
                           Beneficially Owned        Offered
                           Before the Offering
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------------------------------------------------------------------------------------------------------
Howard Schraub                  1,016,667              1,016,667 (1)                0
------------------------------------------------------------------------------------------------------
Ester Apel                        50,000                50,000 (12)                 0
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Oceanic Supply, Inc.              25,000                25,000 (12)                 0
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Ellis Blaooch                     25,000                25,000 (12)                 0
------------------------------------------------------------------------------------------------------
Bayview Capital, Inc.            265,000                250,000 (12)              15,000
------------------------------------------------------------------------------------------------------

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(1) Shares of common stock acquired in the Company's private placement offering.
(12) Shares of common stock acquired by gift.

      Investing in these securities involves risk. See "Risk Factors" beginning on Page 4 to read about factors you should consider before buying shares of common stock.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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             The date of this prospectus supplement is June 3, 2004